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                                                              EXHIBIT 10.9(9)(a)

                         CHART HOUSE ENTERPRISES,INC.

                            1996 STOCK OPTION PLAN


1. PURPOSE OF THE PLAN. Chart House Enterprises, Inc., a Delaware corporation (the "Company"), has adopted this 1996 Stock Option Plan (the "Plan"), effective February 12, 1996, for the benefit of its eligible employees.
     The purposes of this Plan are as follows:

(a) To encourage Employees of the Company, its divisions, and subsidiaries (as hereafter defined) to own stock of the Company, so that they may acquire or increase their proprietary interest in the Company.

(b) To provide an incentive for key Employees to further the growth, development, and financial success of the Company by personally benefiting through the ownership of Company stock and/or rights which recognize such growth, development, and financial success.

(c) To encourage such Employees to remain in the employ of the Company and to put forth maximum efforts with the intention of ensuring the success of the business.


2. DEFINITIONS. Where the following terms are used in this Plan they shall have the meaning specified below, unless the context clearly indicates otherwise.

(a)  "Board" means the Board of Directors of the Company.

(b) "Change of Control" shall be deemed to have occurred if (i) the percentage of the voting stock of the Company owned by one or more persons ("person" as that term is defined for purposes of Sections 13(d) and 14(d) of the Exchange Act) or entities becomes more than fifty percent (50%) of the outstanding shares of Common Stock (determined on the basis of all outstanding stock of the Company and not just with regard to a percentage increase of such persons or entities over their prior interest), whether such increase occurs by way of a merger, consolidation, redemption, direct transfer, or sale of stock or otherwise, (ii) as a result of or in connection with any tender or exchange offer, any contested election of directors or any combination thereof, the persons who were directors of the Company immediately before such tender or exchange offer, contested election or combination thereof cease to constitute a majority of the Board, (iii) the stockholders of the Company approve a plan of complete liquidation of the Company, or (iv) the stockholders of the Company approve an agreement for the sale or disposition of all or substantially all of the assets of the Company.

     Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because fifty percent (50%) or more of the combined voting power of the Company's then outstanding securities is acquired by (A) a trustee or other fiduciary holding securities under one or more employee benefit plans maintained by the Company or any of its Subsidiaries or (B) any Company which, immediately prior to such acquisition, is owned directly or indirectly by the stockholders of the Company in the same proportion as their ownership of stock in the Company immediately prior to such acquisition.

     Notwithstanding anything to the contrary set forth in this definition, if a transaction that would otherwise create or result in a "Change in Control" of the Company pursuant to

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     subsection (ii) above is approved by the affirmative vote of not less than two thirds of the members of the Board, who are members of the Board immediately prior to such transaction, then no Change in Control of the Company shall be deemed to have occurred for the purposes of this Plan.

(c) "Code" means the Internal Revenue Code of 1986, as amended from time to time. References to any provision of the Code include regulations thereunder and successor provisions and regulations thereto.

(d) "Committee" means the Compensation Committee of the Board of Directors or any such other committee designated by the Board to administer the Plan.

(e) "Common Stock" means the Common Stock of the Company, par value $0.01 per share, and any equity security of the Company issued or authorized to be issued in the future, but excluding any warrants, options or other rights to purchase Common Stock.

(f)  "Company" means Chart House Enterprises, Inc. or any successor thereto.

(g)  "Director" means a member of the Board.

(h) "Employee" means any officer or other regular full-time employee of the Company or any of its Subsidiaries (as defined in accordance with Section 3401(c) of the Code), including those who are officers or directors of the Company or a Subsidiary.

(i) "Exchange Act" means the Securities Exchange Act of 1934, as amended. References to any provision of the Exchange Act include rules thereunder and successor provisions and rules thereto.

(j) "Fair Market Value" of Stock means, as of any given date, (i) the closing sale price of a share of Stock on the principal exchange on which shares of Common Stock are then trading, if any, on such date, or if shares were not traded on such date, then on the closest preceding date on which a trade occurred, or (ii) if Common Stock is not traded on an exchange, the mean between the closing representative bid and asked prices for the Common Stock on such date as reported by NASDAQ or, if NASDAQ is not then in existence, by its successor quotation system; or (iii) if Common Stock is not publicly traded, the Fair Market Value of a share of Common Stock as established by the Committee acting in good faith and considering all relevant and available information and data.

(k) "Grantee" means an Employee who has been selected as a Participant in the Plan.

(l) "Incentive Stock Option" or "ISO" means a Stock Option which conforms to the applicable provisions of Section 422A of the Code and which is designated as an Incentive Stock Option by the Committee.

(m) "Key Employee" means any Employee deemed to have a direct and significant impact on the performance of the Company, as determined by the Committee in its sole and absolute discretion.

(n) "Nonqualified Stock Option" or "NSO" means an option other than an Incentive Stock Option and which is not designated as an Incentive Stock Option by the Committee.

(o) "Option" means a Nonqualified Stock Option or Incentive Stock Option provided to an Employee pursuant to this Plan.

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(p)  "Option Agreement" means a written agreement setting forth the number of
     Options granted, the Option Price, the Option Term, and the Option Vesting Schedule.

(q) "Option Date" means the date on which the granting of an Option is authorized by the Committee.

(r) "Option Price" means the price at which a Share may be purchased pursuant to an Option, as determined by the Committee subject to the provisions of the Plan.

(s) "Option Term" means the ten (10) year period which commences on the date the Option is granted and during which time the option may be exercised, subject to any Option Vesting Schedule specified in the Option Agreement Option termination provisions specified in Sections 6 and 7.

(t) "Optionee" means an Employee who has been selected as a Participant in the Plan and has received an Option.

(u) "Participant" means an Employee determined in the Committee's sole and absolute discretion to be eligible to receive Options under this Plan.

(v)  "Plan" means the Chart House Enterprises, Inc. 1996 Stock Option Plan.

(w) "Rule 16b-3" means that certain Rule 16b-3 under the Exchange Act, as such Rule may be amended from time to time.

(x)  "Stock" means the Common Stock of the Company as defined in this Section 2.

(y) "Stock Option" or "Option" means a Nonqualified Stock Option or Incentive Stock Option.

(z) "Subsidiary" means any corporation, as defined in Section 424(f) of the Code in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain then owns stock possessing 50 percent or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

(aa) "Ten Percent Stockholder" means a Grantee who, at the time an Incentive Stock Option is granted, owns Stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any then existing Subsidiary.

(bb) "Termination of Employment" shall mean the time when the employee-employer relationship between the Grantee and the Company or any Subsidiary is terminated for any reason, including, but not by way of limitation, a termination by resignation, discharge, death, disability or retirement; but excluding (i) terminations where there is a simultaneous reemployment, continuing employment of a Grantee by the Company or any Subsidiary, (ii) at the discretion of the Committee, terminations which result in a temporary severance of the employee-employer relationship, and (iii) at the discretion of the Committee, terminations which are followed by the simultaneous establishment of a consulting relationship by the Company or a Subsidiary with the former employee. The Committee, in its absolute discretion, shall determine the effect of all matters and questions relating to Termination of Employment, including, but not by way of limitation, the question of whether a Termination of Employment resulted from a discharge for good cause, and all questions of whether particular leaves of absence constitute Terminations of Employment; provided, however, that, with respect to Incentive Stock Options, a leave of absence, change in status from an employee to an

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     independent contractor or other change in the employee-employer relationship shall constitute a Termination of Employment if, and to the extent that, such leave of absence, change in status or other change interrupts employment for the purposes of Section 422(a)(2) of the Code and the then applicable regulations and revenue rulings under said Section. Notwithstanding any other provision of this Plan, the Company or any Subsidiary has an absolute and unrestricted right to terminate an Employee's employment at any time for any reason whatsoever, with or without cause, except to the extent expressly provided otherwise in writing.


3.   SHARES SUBJECT TO PLAN

(a) The aggregate number of shares of Stock which may be issued upon exercise of Options granted under the Plan shall not exceed one million (1,000,000), subject to adjustment under the provisions of Section 9 hereof. The shares of Common Stock issuable upon exercise or receipt of such Options may be either previously authorized but unissued shares or treasury shares.

(b) The maximum number of shares which may be subject to Options granted under the Plan to any individual in any calendar year shall not exceed 100,000 (the "Option Limit"). To the extent required by Section 162(m) of the Code, shares subject to Options which are canceled continue to be counted against the Option Limit and if, after grant of an Option, the price of shares subject to such Option is reduced, the transaction is treated as a cancellation of the Option and a grant of a new Option and both the Option deemed to be canceled and the Option deemed to be granted are counted against the Option Limit.

(c) If any shares of Stock that have been optioned cease to be subject to a Stock Option, or if any such Stock Option otherwise terminates without a payment being made to the participant in the form of Stock, or if any shares of Stock previously distributed under the Plan are returned to the Company in connection with the exercise of an Option, such shares shall again be available for distribution in connection with future Options under the Plan, subject to the limitations contained in this Section 3.


4.   ADMINISTRATION

(a) The Plan shall be administered by the Committee which shall consist of not less than two Directors of the Company designated by the Board; provided, however, that no director shall be designated as or continue to be a member of the Committee, unless such director shall be (i) a "disinterested person" within the meaning of Rule 16b-3 under the Act (or any successor rule or regulations) and (ii) an "outside director" within the meaning of
     Section 162(m) of the Code.

(b) The Committee shall have full and final authority to operate, manage, construe, and administer the Plan on behalf of the Company. This authority includes, but is not limited to the following:

     (i)    Determining eligibility for participation in the Plan;

     (ii)   Granting of Options (conditionally or unconditionally);

     (iii)  Entering into Stock Option exchanges;

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     (iv)   Directing the Company to make accruals and payments provided for by the Plan;

     (v)    Interpreting the Plan;

     (vi) Prescribing, amending, or rescinding rules and regulations relating to the Plan; and

     (vii) To make all other determinations and take all other actions deemed necessary or advisable for the proper administration of the Plan.

(c) With respect to Options the Committee shall have full and final authority in its sole and absolute discretion to:

     (i)    Determine whether an Option shall be an ISO or an NSO;

     (ii)   Determine the number of shares of Stock subject to each Option;

     (iii)  Determine the time or times at which Options will be granted;

     (iv) Determine the exercise price of the shares subject to each Option, which price shall not be less than the price set forth in Section 6(b) of the Plan; and

     (v) Determine the time when each Stock Option shall become exercisable and the duration of the exercise period which shall not exceed the maximum period as set forth in Sections 6(c) and 6(e) of the Plan.

(d) No Committee member shall be liable for any action or determination made by such member in good faith with respect to the Plan or any Option granted thereunder.

5.   ELIGIBILITY

(a) Subject to the Option Limit, officers and other Key Employees of the Company who are responsible for or contribute to the management, growth, and/or profitability of the business of the Company and/or its Subsidiaries are eligible to be selected by the Committee pursuant to
     Section 4(b)(i) to be granted an Option. In determining the number of persons to whom Options shall be granted and the number of shares of Common Stock to be covered by each Option, the Committee shall take into account the duties of the respective persons, their present and potential contributions to the success of the Company and such other factors as the Committee shall deem relevant in connection with accomplishing the purposes of the Plan.

     The Committee shall from time to time, in its absolute discretion, and subject to the applicable limitations of this Plan:

     (i) Determine which Employees are Key Employees and select from among the Key Employees (including Employees who have previously received Options under this Plan) such of them who in its opinion should be granted Options;

     (ii) Subject to the Option Limit, determine the number of shares to be subject to such Options granted to the selected Key Employees;

     (iii) Determine whether such Options are to be Nonqualified Stock Options or Incentive Stock Options and whether such Options are to qualify as

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            performance-based compensation as described in Section 162(m)(4)(C)
            of the Code; and

     (iv) Determine the terms and conditions of such Options, consistent with this Plan; provided, however, that the terms and conditions of Options intended to qualify as performance-based compensation as described in Section 162(m)(4)(C) of the Code shall include, but not be limited to, such terms and conditions as may be necessary to meet the applicable provisions of Section 162(m) of the Code.

(b) Upon the selection of a Key Employee to be granted an Option, the Committee shall instruct the Secretary of the Company to issue the Option and may impose such conditions on the grant of the Options as it deems appropriate. Without limiting the generality of the preceding sentence, the Committee may, in its discretion and on such terms as it deems appropriate, require as a condition on the grant of an Option to an Employee that the Employee surrender for cancellation some or all of the Options which have been previously granted to him under this Plan or otherwise. An Option, the grant of which is conditioned upon such surrender, may have an option price lower (or higher) than the exercise price of such surrendered Option, may cover the same (or a lesser or greater) number of shares as such surrendered Option, may contain such other terms as the Committee deems appropriate, and shall be exercisable in accordance with its terms, without regard to the number of shares, price, exercise period or any other term or condition of such surrendered Option.

(c) Any Incentive Stock Option granted under this Plan may be modified by the Committee to disqualify such option from treatment as an "incentive stock option" under Section 422 of the Code.

(d) No person may be granted an Incentive Stock Option under this Plan if such person, at the time the Incentive Stock Option is granted, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any then existing Subsidiary unless such Incentive Stock Option conforms to the applicable provisions of
     Section 422 of the Code.

(e) No Incentive Stock Option shall be granted unless such Option, when granted, qualifies as an "incentive stock option" under Section 422 of the Code.


6.   TERMS OF OPTIONS

(a) OPTION AGREEMENT. Each Option shall be evidenced by a written Stock Option Agreement, which shall be executed by the Optionee and an authorized officer of the Company and which shall contain such terms and conditions as the Committee shall determine, consistent with this Plan. Stock Option Agreements evidencing Options intended to qualify as performance-based compensation as described in Section 162(m)(4)(C) of the Code shall contain such terms and conditions as may be necessary to meet the applicable provisions of Section 162(m) of the Code. Stock Option Agreements evidencing Incentive Stock Options shall contain such terms and conditions as may be necessary to meet the applicable provisions of Section 422 of the Code.

(b) OPTION PRICE. The price per share of the shares subject to each Option shall be set by the Committee; provided, however, that such price shall be no less than the par value of a share of Common Stock, and in the case of Options intended to qualify as performance-based compensation as described in Section 162(m)(4)(C) of the Code, such price shall be 100% of the Fair Market Value of a share of Common Stock on the date the

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     Option is granted and in the case of Incentive Stock Options such price shall not be less than the greater of: (i) 100% of the Fair Market Value of a share of Common Stock on the date the Option is granted, or (ii) 110% of the Fair Market Value of a share of Common Stock on the date such Option is granted in the case of an individual then owning (within the meaning of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company or any Subsidiary.

(c) OPTION TERM. The term of an Option shall be set by the Committee in its discretion; provided, however, that, in the case of Incentive Stock Options, the term shall not be more than ten (10) years from the date the Incentive Stock Option is granted, or five (5) years from such date if the Incentive Stock Option is granted to an individual then owning (within the meaning of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company or any Subsidiary. In the case of an Option granted pursuant to a Stock Option Agreement without reference to the term of the Option, the term of each such Option shall be ten years without variation or acceleration hereunder, except as provided in Section 9(f).

(d) OPTION VESTING. The period during which the right to exercise an Option in whole or in part vests in the Optionee shall be set by the Committee and the Committee may determine that an Option may not be exercised in whole or in part for a specified period after it is granted; and, without limiting the generality of the foregoing, the Committee may provide in the terms of individual Options that the Options expire immediately upon a Termination of Employment for any reason. Provided, however, that no Option granted to a person subject to Section 16 of the Exchange Act shall be exercisable until at least six months have elapsed from (but excluding) the date on which the Option was granted. At any time after grant of an Option, the Committee (or the Board) may, in its sole discretion and subject to whatever terms and conditions it selects, accelerate the period during which an Option vests.

(e) TERMINATION OF OPTIONS. In the event of Termination of Employment of an Optionee for any reason, the Optionee may exercise his or her Option (to the extent that the Option was vested and the Optionee was entitled to exercise it at the date of termination) in accordance with this Section 6(e) and Section 7 below. No Option shall be exercisable after it expires. Unless otherwise provided in the Option Agreement, each Option shall expire upon the earlier of:

     (i)   the expiration of the term for which the Option was granted; or

     (ii) (A) in the case of Termination of Employment of an Optionee due to permanent and total disability within the meaning of Section 22(e)(3) of the Code or death, the expiration of twelve (12) months from the date of such Termination of Employment (or such longer or shorter period specified in the Option Agreement);

          (B) in the case of Termination of Employment of an Optionee due to retirement, the expiration of three (3) months from the date of such termination of employment;

          (C) in the case of Termination of Employment of an Optionee for any reason other than retirement, permanent and total disability, or death, on the date of such Termination of Employment, as conclusively determined by the Committee (or such other date specified in the Option Agreement).

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(f)  INCENTIVE STOCK OPTIONS.  To the extent that the aggregate Fair Market
     Value of stock with respect to which "incentive stock options" (within the meaning of Section 422 of the Code, but without regard to Section 422(d) of the Code) are exercisable for the first time by an Optionee during any calendar year (under the Plan and all other incentive stock option plans of the Company and any Subsidiary) exceeds $100,000, such Options shall be treated as Nonqualified Stock Options to the extent required by Section 422 of the Code. The rule set forth in the preceding sentence shall be applied by taking Options into account in the order in which they were granted.
     For purposes of this Section 6(f), the Fair Market Value of stock shall be determined as of the time the Option with respect to such stock is granted.

(g) CONSIDERATION. In consideration of the granting of an Option, the Optionee shall agree, in the written Stock Option Agreement, to remain in the employ of the Company or any Subsidiary for a period of at least one year after the Option is granted. Nothing in this Plan or in any Stock Option Agreement hereunder shall confer upon any Optionee any right to continue in the employ of the Company or any Subsidiary, or shall interfere with or restrict in any way the rights of the Company and any Subsidiary, which are hereby expressly reserved, to discharge any Optionee at any time for any reason whatsoever, with or without cause.


7.   EXERCISE OF OPTIONS

(a) PARTIAL EXERCISE. An exercisable Option may be exercised in whole or in part. However, an Option shall not be exercisable with respect to fractional shares and the Committee may require that, by the terms of the Option, a partial exercise be with respect to a minimum number of shares.

(b) MANNER OF EXERCISE. All or a portion of an exercisable Option shall be deemed exercised upon delivery of all of the following to the Secretary of the Company or his office:

     (i) A written notice complying with the applicable rules established by the Committee or the Board stating that the Option, or a portion thereof, is exercised. The notice shall be signed by the Optionee or other person then entitled to exercise the Option or such portion;

     (ii) Such representations and documents as the Committee or the Board, in its absolute discretion, deems necessary or advisable to effect compliance with all applicable provisions of the Securities Act of 1933, as amended (the "Act"), and any other federal or state securities laws or regulations. The Committee or Board may, in its absolute discretion, also take whatever additional actions it deems appropriate to effect such compliance including, without limitation, placing legends on share certificates and issuing stop-transfer notices to agents and registrars;

     (iii) In the event that the Option shall be exercised pursuant to Section 9(c) by any person or persons other than the Optionee, appropriate proof of the right of such person or persons to exercise the Option; and

     (iv) Full cash payment to the Secretary of the Company for the shares with respect to which the Option, or portion thereof, is exercised. However, at the discretion of the Committee the terms of the Options may (A) allow a delay in payment up to thirty (30) days from the date the Option, or portion thereof, is exercised; (B)

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            allow payment, in whole or in part, through the delivery of shares of Common Stock owned by the Optionee, duly endorsed for transfer to the Company with a Fair Market Value on the date of delivery equal to the aggregate exercise price of the Option or exercised portion thereof; (C) allow payment, in whole or in part, through the surrender of shares of Common Stock then issuable upon exercise of the Option having a Fair Market Value on the date of Option exercise equal to the aggregate exercise price of the Option or exercised portion thereof; (D) allow payment, in whole or in part, through the delivery of a full recourse promissory note bearing interest (at no less than such rate as shall then preclude the imputation of interest under the Code) and payable upon such terms as may be prescribed by the Committee or the Board may also prescribe the form of such note and the security to be given for such note. The Option may not be exercised, however, by delivery of a promissory note or by a loan from the Company when or where such loan or other extension of credit is prohibited by law. The Committee may, in its discretion, adopt regulations relating to payment of the Option exercise price with previously acquired shares, including a requirement that Optionees surrendering shares that were purchased upon exercise of Incentive Stock Options acknowledge that such surrender may constitute a disqualifying disposition under Section 422 of the Code.

(c) CERTAIN TIMING REQUIREMENTS. At the discretion of the Committee, shares of Common Stock issuable to the Optionee upon exercise of the Option may be used to satisfy the Option exercise price or the tax withholding consequences of such exercise, in the case of persons subject to Section 16 of the Exchange Act, only (i) during the period beginning on the third trading day following the date of release of the quarterly or annual summary statement of sales and earnings of the Company and ending on the twelfth trading day following such date or (ii) pursuant to an irrevocable written election by the Optionee to use shares of Common Stock issuable to the Optionee upon exercise of the Option to pay all or part of the Option price or the withholding taxes made at least six months prior to the payment of such Option price or withholding taxes.

(d) CONDITIONS TO ISSUANCE OF STOCK CERTIFICATES. The Company shall not be required to issue or deliver any certificate or certificates for shares of stock purchased upon the exercise of any Option or portion thereof prior to fulfillment of all of the following conditions:

     (i) The admission of such shares to listing on all stock exchanges on which such class of stock is then listed;

     (ii) The completion of any registration or other qualification of such shares under any state or federal law, or under the rulings or regulations of the Securities and Exchange Commission or any other governmental regulatory body which the Committee or Board shall, in its absolute discretion, deem necessary or advisable;

     (iii) The obtaining of any approval or other clearance from any state or federal governmental agency which the Committee or Board shall, in its absolute discretion, determine to be necessary or advisable;

     (iv) The lapse of such reasonable period of time following the exercise of the Option as the Committee or Board may establish from time to time for reasons of administrative convenience; and

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     (v)    The receipt by the Company of full payment for such shares, including payment of any applicable withholding tax.

(e) RIGHTS AS STOCKHOLDERS. The holders of Options shall not be, nor have any of the rights or privileges of, stockholders of the Company in respect of any shares purchasable upon the exercise of any part of an Option unless and until certificates representing such shares have been issued by the Company to such holders.

(f) OWNERSHIP AND TRANSFER RESTRICTIONS. The Committee, in its absolute discretion, may impose such restrictions on the ownership and transferability of the shares purchasable upon the exercise of an Option as it deems appropriate. Any such restriction shall be set forth in the respective Stock Option Agreement and may be referred to on the certificates evidencing such shares. The Committee may require the Employee to give the Company prompt notice of any disposition of shares of Common Stock acquired by exercise of an Incentive Stock Option within (i) two years from the date of granting such Option to such Employee or (ii) one year after the transfer of such shares to such Employee. The Committee may direct that the certificates evidencing shares acquired by exercise of an Option refer to such requirement to give prompt notice of disposition.


8.   COMMITTEE

(a) COMMITTEE. The Committee (or a subcommittee of the Board assuming the functions of the Committee under this Plan) shall consist of two or more Directors appointed by and holding office at the pleasure of the Board, each of whom is both a "disinterested person" as defined by Rule 16b-3 and an "outside director" for purposes of Section 162(m) of the Code. Appointment of Committee members shall be effective upon acceptance of appointment. Committee members may resign at any time by delivering written notice to the Board. Vacancies in the Committee may be filled by the Board.

(b) DUTIES AND POWERS OF THE COMMITTEE. It shall be the duty of the Committee to conduct the general administration of this Plan in accordance with its provisions. The Committee shall have the power to interpret this Plan and the agreements pursuant to which Options are granted, and to adopt such rules for the administration, interpretation, and application of this Plan as are consistent therewith and to interpret, amend or revoke any such rules. Any such grant under this Plan need not be the same with respect to each Optionee. Any such interpretations and rules with respect to Incentive Stock Options shall be consistent with the provisions of Section 422 of the Code. In its absolute discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Committee under this Plan except with respect to matters which under Rule 16b-3 or
     Section 162(m) of the Code, or any regulations or rules issued thereunder, are required to be determined in the sole discretion of the Committee.

(c) MAJORITY RULE. The Committee shall act by a majority of its members in attendance at a meeting which a quorum is present or by a memorandum or other written instrument signed by all members of the Committee. The acts of a majority of the members present at any meeting at which a quorum is present, or acts approved in writing by all the members in the absence of a meeting, shall be the acts of the Committee. All Committee interpretations, determination, and actions will be final, conclusive and binding on all parties.

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(d)  COMPENSATION; PROFESSIONAL ASSISTANCE; GOOD FAITH ACTIONS.  Members of the
     Committee shall receive such compensation for their services as members as may be determined by the Board. All expenses and liabilities which members of the Committee incur in connection with the administration of this Plan shall be borne by the Company. The Committee may, with the approval of the Board, employ attorneys, consultants, accountants, appraisers, brokers, or other persons. The Committee, the Company and the Company's officers and Directors shall be entitled to rely upon the advice, opinions or valuations of any such persons. All actions taken and all interpretations and determinations made by the Committee in good faith shall be final and binding upon all Optionees, Grantees, the Company and all other interested persons.

     No members of the Committee or Board shall be personally liable for any action, determination or interpretation made in good faith with respect to this Plan or any Option granted hereunder, and all members of the Committee shall be fully protected by the Company in respect of any such action, determination or interpretation.

9.   MISCELLANEOUS PROVISIONS

(a) EFFECTIVE DATE OF PLAN. The Plan shall be effective February 12, 1996 subject to subsequent approval by the stockholders of the Company. Any Options granted prior to such stockholder approval shall be contingent on such approval.

(b) TERM OF PLAN. No Option shall be granted pursuant to the Plan on or after the tenth anniversary of the effective date of the Plan, but Options granted prior to such tenth anniversary may extend beyond that date.

(c) NOT TRANSFERABLE. Options under this Plan may not be sold, pledged, assigned, or transferred in any manner other than by will or the laws of descent and distribution, unless and until such Options have been exercised, or the shares underlying such Options have been issued, and all restrictions applicable to such shares have lapsed. No Option shall be liable for the debts, contracts or engagements of the Grantee or his successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect.

     During the lifetime of the Grantee, an Option (or any portion thereof) granted under the Plan may be exercised or otherwise realized only by the Grantee or by his guardian or legal representative. After the death of the Grantee, any exercisable portion of an Option or other Option may, prior to the time when such portion becomes unexercisable under the Plan or the applicable Stock Option Agreement or other agreement, be exercised by his personal representative or by any person empowered to do so under the deceased Optionee's or Grantee's will or under the then applicable laws of descent and distribution.

(d) AMENDMENT, SUSPENSION, OR TERMINATION OF THE PLAN. This Plan may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Committee. However, without approval of the Company's stockholders given within twelve months before or after the action by the Committee, no action of the Committee may, except as provided in Section 9(e), increase the limits imposed in Section 3(a) on the maximum number of shares which may be

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

     issued under this Plan or modify the Option Limit, and no action of the Committee may be taken that would otherwise require stockholder approval as a matter of applicable law, regulation or rule. No amendment, suspension or termination of this Plan shall, without the consent of the holder of Options alter or impair any rights or obligations under any Option theretofore granted, unless the Option itself otherwise expressly so provides. No Options may be granted during any period of suspension or termination of this Plan, and in no event may any Incentive Stock Option be granted under this Plan after the first to occur of the following events:

     (i) The expiration of ten years from the date the Plan is adopted by the Board; or

     (ii) The expiration of ten years from the date the Plan is approved by the Company's stockholders under Section 9(g).

(e) CHANGES IN COMMON STOCK OR ASSETS OF THE COMPANY. In the event that the outstanding shares of Common Stock are hereafter changed into or exchanged for cash or a different number or kind of shares or other securities of the Company, or of another corporation, by reason of reorganization, merger, consolidation, recapitalization, reclassification, stock split-up, stock dividend, or combination of shares, appropriate adjustments shall be made by the Committee in the number and kind of shares for which Options may be granted, including adjustments of the limitations in Section 3(a) on the maximum number and kind of shares which may be issued and of the Option Limit described in Section 3(b).

     In the event of such a change or exchange, subject to the other provisions of this Plan, the Committee shall also make an appropriate and equitable adjustment in the number and kind of shares as to which all outstanding Options, or portions thereof then unexercised, shall be exercisable. Such adjustment shall be made with the intent that after the change or exchange of shares, each Optionee's proportionate interest shall be maintained as before the occurrence of such event. Such adjustment in an outstanding Option may include a necessary or appropriate corresponding adjustment in Option exercise price, but shall be made without change in the total price applicable to the Option, or the unexercised portion thereof (except for any change in the aggregate price resulting from rounding-off of share quantities or prices).

     Where an adjustment of the type described above is made to an Incentive Stock Option under this Section, the adjustment will be made in a manner which will not be considered a "modification" under the provisions of subsection 424(h)(3) of the Code.

     Notwithstanding the foregoing, in the event of such a reorganization, merger, consolidation, recapitalization, reclassification, stock split-up, stock dividend or combination or other adjustment or event which results in shares of Common Stock being exchanged for or converted into cash, securities or other property, the Committee will have the right to terminate this Plan as of the date of the exchange or conversion, in which case all Options under this Plan shall become a right to receive such cash, securities or other property, net of any applicable exercise price.

     In the event of a "spin-off" or other substantial distribution of assets of the Company which has a material diminutive effect upon the Fair Market Value of the Company's Common Stock, the Committee may in its discretion make an appropriate and equitable adjustment to the Option exercise price to reflect such diminution.

(f) CHANGE IN CONTROL OF THE COMPANY. In the event of Change in Control of the Company, as defined in Section 2(b) of this Plan:

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

     (i) At the discretion of the Committee, the terms of an Option may provide that it cannot be exercised after such event.

     (ii) In its discretion, and on such terms and conditions as it deems appropriate, the Committee may provide either by the terms of such Option or by a resolution adopted prior to the occurrence of such event that, for a specified period of time prior to such event, such Option shall be exercisable as to all shares covered thereby, notwithstanding anything to the contrary in this Plan or in the provisions of such Option.

     (iii) In its discretion, and on such terms and conditions as it deems appropriate, the Committee may provide either by terms of such Option or by a resolution adopted prior to the occurrence of such event that upon such event, such Option shall be assumed by the successor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar options covering the stock of the successor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices.

(g) APPROVAL OF PLAN BY STOCKHOLDERS. This Plan will be submitted for the approval of the Company's stockholders within twelve months after the date of the Board's initial adoption of this Plan. Options may be granted prior to such stockholder approval, provided that such Options shall not be exercisable prior to the time when this Plan is approved by the stockholders, and provided further that if such approval has not been obtained at the end of said twelve-month period, all Options previously granted under this Plan shall thereupon be canceled and become null and void.

(h) TAX WITHHOLDING. The Company shall be entitled to require payment in cash or deduction from other compensation payable to each Optionee of any sums required by federal, state or local tax law to be withheld with respect to the exercise of any Option. The Committee may in its discretion and in satisfaction of the foregoing requirement allow such Optionee to elect to have the Company withhold shares of Common Stock (or allow the return of shares of Common Stock) having a Fair Market Value equal to the sums required to be withheld.

(i) LOANS. The Committee may, in its discretion, extend one or more loans to Employees in connection with the exercise of an Option granted under this Plan. The terms and conditions of any such loan shall be set by the Committee and shall conform to any and all applicable laws, rules, and regulations.

(j) LIMITATIONS APPLICABLE TO SECTION 16 PERSONS AND PERFORMANCE-BASED COMPENSATION. Notwithstanding any other provision of this Plan, any Option granted to an Employee who is then subject to Section 16 of the Exchange Act shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such limitations. Furthermore, notwithstanding any other provision of this Plan, any Option intended to qualify as performance-based compensation as described in Section 162(m)(4)(C) of the Code shall be subject to any additional limitations set forth in Section 162(m) of the Code (including any amendment to Section 162(m) of the Code) or any regulations or rulings issued thereunder that are requirements for qualification as performance-based compensation as described in Section 162(m)(4)(C) of the Code, and this Plan shall be deemed amended to the extent necessary to conform to such requirements.

(k) EFFECT OF PLAN UPON COMPENSATION PLANS. The adoption of this Plan shall not affect any other compensation or incentive plans in effect for the Company or any

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

     Subsidiary. Nothing in this Plan shall be construed to limit the right of the Company (i) to establish any other forms of incentives or compensation for Employees of the Company or any Subsidiary or (ii) to grant or assume options or other rights otherwise than under this Plan in connection with any proper corporate purpose including but not by way of limitation, the grant or assumption of options in connection with the acquisition by purchase, lease, merger, consolidation or otherwise, of the business, stock or assets of any corporation, partnership, firm or association.

(l) NO RIGHT TO EMPLOYMENT. Participation in the Plan and the receipt of an Option under the Plan shall not confer any right to continued employment with the Company nor shall it interfere in any way with the right of the Company to terminate the employment of any of its employees at any time.

(m) COMPLIANCE WITH LAWS. This Plan, the granting and vesting of Options under this Plan, and the issuance and delivery of shares of Common Stock and the payment of money under this Plan hereunder are subject to compliance with all applicable federal and state laws, rules and regulations (including but not limited to state and federal securities law and federal margin requirements) and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Company, be necessary or advisable in connection therewith. Any securities delivered under this Plan shall be subject to such restrictions, and the person acquiring such securities shall, if requested by the Company, provide such assurances and representations to the Company as the Company may deem necessary or desirable to assure compliance with all applicable legal requirements. To the extent permitted by applicable law, the Plan and Options hereunder shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

(n) HEADINGS. The section and subsection headings are contained herein for convenience only and are not to serve as a basis for interpretation or construction of this Plan.

(o) GOVERNING LAW. This Plan and any agreements hereunder shall be administered, interpreted and enforced under the internal laws of the State of Delaware without regard to conflicts of laws thereof.


I hereby certify that the foregoing Plan was duly adopted by the Board of Directors of Chart House Enterprises, Inc. at a meeting duly held on February 12, 1996 and approved by the stockholders of Chart House Enterprises, Inc. at a meeting duly held on May 7, 1996.

     Executed on this 7th day of May, 1996.

     /s/ WILLIAM R. KUNTZ, JR.
     _____________________________
     Secretary

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